UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 14, 2006
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico (State or Other Jurisdiction of Incorporation)	66-0561882 (I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 17, 2006, First BanCorp (or the “Company) issued a press release regarding, among other things, the agreement of First BanCorp and FirstBank to enter into consent orders with banking regulators relating to mortgage-related transactions with Doral Financial Corporation and R&G Financial Corporation. A copy of the press release that describes the consent orders is incorporated herein by reference from Exhibit 99.1.
Item 2.02 Results of Operations and Financial Condition.
On March 17, 2006, the Company announced certain Selected Operational Results. A copy of the press release that includes such information is incorporated herein by reference from Exhibit 99.1.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 14, 2006, the Board of Directors of the Company approved an amendment to the Company’s By-Laws. As amended, Section 2 of Article I of the By-Laws provides that the Board of Directors will set a date and time for the annual meeting when the meeting cannot occur within 120 days after the Company’s fiscal year end because the Company cannot submit an annual report with audited financial statements to stockholders. The Board will set such date and time within a reasonable period after the Company submits an annual report with audited financial statements to stockholders. Prior to adoption of this amendment, Section 2 of Article I did not provide that the Board of Directors could set the date and time of the annual meeting.
The amendment was effective upon approval by the Board. The text of Section 2 of Article I of the By-Laws is set forth in Exhibit 3.1 to this Form 8-K.
Item 8.01 Other Events.
The Company announced various other items in its March 17, 2006 press release:
•	FirstBank’s return to a well-capitalized status;
•	First BanCorp’s payment of dividends;
•	the conclusion of the Audit Committee relating to pass-through trust certificates with R&G Premier Bank; and
•	First BanCorp’s late 2005 Annual Report filing.
A copy of the press release describing these items is incorporated herein by reference from Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amendment to the By-Laws approved on March 14, 2006

99.1	Press Release dated March 17, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2006	FIRST BANCORP
	By:	/s/ Luis M. Cabrera

	Name: Title:	Luis M. Cabrera Executive Vice President and Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the By-Laws approved on March 14, 2006

99.1	Press Release dated March 17, 2006